Exhibit 5.1

legal & compliance, llc

laura aNTHONy, esq. JOHN CACOMANOLIS, ESQ* CHAD FRIEND, ESQ., LLM PEARL HAHN, ESQ.** LAZARUS ROTHSTEIN, ESQ. SVETLANA ROVENSKAYA, ESQ***	www.legalandcompliance.com WWW.SECURITIESLAWBLOG.COM WWW.LAWCAST.COM DIRECT E-MAIL: LANTHONY@LEGALANDCOMPLIANCE.COM
OF COUNSEL: PAULA A. ARGENTO, ESQ.**** CRAIG D. LINDER, ESQ.***** PETER P. LINDLEY, ESQ., CPA, MBA KIMBERLY L. RUDGE, ESQ. STUART REED, ESQ. MARC S. WOOLF, ESQ.

* licensed in FL and NY

**licensed in NY

***licensed in NY and NJ

****licensed in DC

*****licensed in FL, CA and NY

April 19, 2018

US VR GLOBAL.COM INC.

Lot A-2-10, Galeria Hartamas

Jalan 26A/70A, Desa Sri Hartamas

50480 Kuala Lumpur, Malaysia

Re: US VR GLOBAL.COM INC. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel for US VR GLOBAL.COM INC., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”) of 21,227,853 shares of common stock (the “Registered Shares”) offered for resale by certain selling stockholders (the “Selling Stockholders”) named in the above-referenced registration statement on Form S-1 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission on the date hereof.

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

Subject to and in reliance upon the foregoing, we are of the opinion that the Registered Shares have been validly authorized and are validly issued, fully paid and non-assessable.

We express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this letter, (a) the internal laws of the State of Delaware; and (b) the federal laws of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Legal & Compliance, LLC

By:	/s/ Laura E. Anthony
Laura E. Anthony For the Firm